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                                                              Registration nos.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         Ness Energy International, Inc.
             (Exact name of registrant as specified in its charter)


       Washington                                             91-1067265
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                             identification nos.)

                 4201 East Interstate 20, Willow Park, Texas 76087
                     (address of principal executive offices)


                  STOCK GRANT AUTHORIZED BY BOARD OF DIRECTORS
                              (Full title of plan)


  Harold "Hayseed" Stephens, 4201 East Interstate 20, Willow Park, Texas 76087
                                  817-341-1477
             (Name, address and telephone nos. of agent for service)


                         Calculation of Registration Fee
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                                      Proposed          Proposed
Title of Each Class                   Maximum           Maximum         Amount of
of Securities        Amount to be     Offering Price    Aggregate       Registration
to be registered     registered       Per Share         Offering Price  Fee
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Common Stock,         100,000          $1.29675         $129,687.50     $35
No par value



PART II.  Information Required in Registration Statement.

Item. 3   Incorporation of Documents by Reference.

     The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 ("Exchange Act") and, in accordance therewith, files reports with the Securities and Exchange Commission ("Commission"). The Registrant hereby states that (i) the documents listed below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934 as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-KSB for the period ending December 31, 1998, filed pursuant to Section 13(a) of the Exchange


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          Act, containing audited financial statements for that period;

     (b) All other reports filed by the Registrant pursuant to Action 13(a) or 15(d) of the Exchange Act since December 31, 1998.

     (c) The description of the Common Stock which is contained in registration statements filed under the Securities Act of 1933, as amended ("Act"), including any amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interest of Named Experts in Securities

     The validity of the authorization and issuance of the Common Stock issuable to Daniels & Daniels and to Richard E. Daniels, Attorney-at-law, Individually, will be passed upon by Daniels & Daniels. Members of the firm of Daniels & Daniels own no common shares of the Registrant at the present time.

Item 6.   Indemnification of Directors and Officers

     The Registrant's By-laws contain the broadest form of indemnification for its officers and directors and former officers and directors permitted under Washington law. In so far as indemnification for liabilities arising under the Securities Act may permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.   Exemption form Registration Claimed


     Not Applicable

Item 8.   Exhibits

4.1  Certificate of Incorporation of the Registrant, as amended (1)

4.2  By-laws of the Registrant (1)

4.3  Resolutions of the Board of Directors dated March 15, 2000

5    Opinion of The Law Office of Daniels & Daniels.

24.1 Consent of The Law Office of Daniels & Daniels (included in Exhibit 5)

24.2 Consent of Weaver & Tidwell, L.L.P. certified public accountants.

--------------------------------------------------------------------------------
(1) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement on Form S-18 as amended, was declared effective by the Commission in 1988.

Item 9.   Undertakings

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. The Undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such


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     post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means a of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




SIGNATURES

     Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the Town of Willow Park, State of Texas this 15th day of March, 2000.

     Ness Energy International, Inc.

     by:
          -------------------------
          Harold "Hayseed" Stephens, President & Chairman

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and of the dates indicated.



                                                        Date:  March 15, 2000
     --------------------------
     Harold "Hayseed" Stephens, President & Chairman



                                                        Date:  March 15, 2000
     --------------------------
     Mary Gene Stephens, Director & Secretary-Treasurer